 Exhibit 99.1

INCOME FUND
TEN, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2007

ICON Income Fund Ten, LLC

- Second Quarter 2007 Portfolio Overview -

Dear Member of ICON Income Fund Ten, LLC:

ICON Income Fund Ten, LLC (“Fund Ten”) raised $150,000,000 commencing with its initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.  As of July 31, 2007, Fund Ten had 148,659 limited liability company shares outstanding.  During the reporting period, Fund Ten continued to function in its “Operating Period” and no additional members were admitted.

During the Operating Period, Fund Ten has been seeking to purchase additional equipment subject to lease.  The leased equipment in Fund Ten’s portfolio is comprised of two categories: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Fund Ten retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Fund Ten to retain an interest in the future value of the equipment on a leveraged equity basis.  Fund Ten’s manager, ICON Capital Corp. (the “Manager”), expects that the future value of the equipment in growth leases will be greater than Fund Ten’s initial cash investment.

Cash generated from these investments has facilitated Fund Ten’s distributions to investors.  Availability of cash to be used for reinvestment also depends on the requirements for expenses, reserves, and distributions to investors.

Fund Ten’s Operating Period is anticipated to continue until April 2010 – a period of five years from the closing of the offering – unless extended at the Manager’s sole discretion. Following its Operating Period, Fund Ten will enter its “Liquidation Period” during which time equipment will be sold in the ordinary course of business.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global internet protocol solutions provider, announced that it broadened the scope and reach of its VoIP services for customers around the world by extending its Global Crossing VoIP Local Service to six more European countries and three in Latin America.  (Source:  Global Crossing press release, dated June 7, 2007)

Neither Fund Ten nor the Manager accept any responsibility for, or assume any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period.”

Portfolio Overview

Fund Ten has invested both directly and indirectly through joint ventures with its affiliates.  As of June 30, 2007, Fund Ten’s portfolio consisted primarily of the following investments:

Income Leases

•  A 30.6% interest in a joint venture which purchased state-of-the-art telecommunications equipment from various vendors, which was then leased to Global Crossing. Fund Ten’s purchase price for its interest was approximately $7,695,000. The lease expires on March 31, 2010.

•  A 72.3% interest in a separate joint venture which purchased state-of-the-art telecommunications equipment from various vendors, which was then leased to Global Crossing and Global Crossing North American Networks, Inc.  Fund Ten’s purchase price for its interest in the joint venture was approximately $10,044,000. The lease expires on October 31, 2010.

•  A 100% interest in the entity which purchased hospital bedside entertainment and communication terminals on lease to Premier Telecom Contracts Limited (“Premier Telecom”). The terminals are installed in several National Health Service hospitals throughout the United Kingdom.  Premier is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals. The base term of the lease, which commenced on January 1, 2006, is seven years.  Fund Ten, through a wholly-owned entity, paid approximately $13,945,000 (£8,091,000) for the equipment.

•  101 Noritsu QSS-3011 digital mini photo development labs on lease to Rite Aid Corporation.  The leases expire at various times from November 2007 to September 2008. Fund Ten’s purchase price was approximately $9,100,000.

•  Two Mitel Networks office phone systems and phones leased to CompUSA, Inc.  Each phone system is subject to a lease which is scheduled to expire in December 2009 and the other phones are subject to a lease which is scheduled to expire in December 2008.  Fund Ten acquired the equipment for approximately $4,029,000.

•  A 75% interest in the unguaranteed residual values of a portfolio of leases currently in effect with various lessees in the United Kingdom. The portfolio is mostly comprised of information technology equipment, including laptops, desktops and printers. All of the leases expire at various dates through August 30, 2009. Fund Ten’s purchase price was approximately $2,843,000.

•  A 100% interest in steering column production and assembly equipment that is on lease to Anchor Tool & Die Co. Fund Ten was assigned and assumed the rights to the lease for approximately $2,817,000. The lease term expires on September 30, 2009.

•  Four double box girder cranes leased to WPS, Inc., purchased for approximately $894,000. The lease commenced on April 1, 2005 and has a lease term of 48 months.

•  Refrigeration equipment on lease to P.W. Supermarkets, Inc. (“PW Supermarkets”).  Fund Ten’s purchase price of this equipment was approximately $723,000.  The term of the lease has been extended from July 2007 to July 2008.

•  Material handling equipment leased to Saturn Corporation.  Fund Ten was assigned and assumed the rights to the lease for approximately $594,000.  The lease is scheduled to expire on September 30, 2011.

•  A 74% interest in ICON GeicJV, which purchased information technology equipment, such as Sun servers, HP servers, Dell desktop computers and Panasonic laptop computers, subject to a three-year lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway Inc.  Fund Ten contributed approximately $4,331,000 for the equipment that was purchased by the joint venture.   The lease expired on March 31, 2007 and GEICO returned the majority of the equipment.  GEICO continues to lease a small portion of the equipment on a month-to-month basis.

Growth Leases

•  Three 3,300 TEU (twenty-foot equivalent unit) container vessels on bareboat charter lease to ZIM Israel Navigation Co. Ltd. ("ZIM").  Two of the three vessels (ZIM Korea and ZIM Italia) were constructed in 1991, while the remaining vessel (ZIM Canada) was built in 1990. The bareboat charters for ZIM Canada and ZIM Korea run through June 2009, while ZIM Italia’s charter expires in December 2009.  Fund Ten acquired the vessels for $107,220,000, comprised of approximately $28,770,000 in cash and borrowings of  approximately $78,450,000 secured by three non-recourse mortgages.

Investments in Unguaranteed Residual Values

During July 2006,  Fund Ten entered into a purchase and sale agreement  with Key Finance Group,  Ltd. (a United Kingdom based company), pursuant to which it acquired an interest in the unguaranteed residual values of technology equipment currently on lease to various lessees located in the United Kingdom for approximately $782,000 (£422,000).  These leases have expiration dates ranging from December 2006 through March 2015.

Equipment Held for Sale

The equipment returned by GEICO, which has not been sold, is actively being remarketed by the Manager, and has a net book value of approximately $518,000.

Asset Dispositions

•  Fund Ten owned a 50% interest in a joint venture which purchased digital audio/visual entertainment systems subject to a lease with AeroTV Ltd. (“AeroTV”), a provider of on board digital audio/visual systems for airlines, rail and coach operators in the United Kingdom. Fund Ten’s purchase price for its interest in the joint venture was approximately $2,776,000.  The joint venture only funded approximately $1,357,000 for the purchase of the equipment.

On February 13, 2007, AeroTV’s customer, the largest scheduled bus line in Europe, terminated its service agreement with AeroTV. Shortly thereafter, AeroTV notified the Manager of its inability to pay certain rent owed and subsequently filed for insolvency protection in the United Kingdom. On February 20, 2007, the joint venture sent a notice to AeroTV terminating the Master Lease Agreement.  On April 18, 2007, the joint venture filed a lawsuit in the United Kingdom’s High Court of Justice, Queen’s Bench Division against AeroTV and one of its directors for fraud.  Subsequently, the joint venture received a default judgment against the AeroTV director. The joint venture is currently in the process of registering and executing the judgment.  At this time it is not possible to determine the ability to collect the judgment.

On February 20, 2007, the joint venture wrote off its leased assets and recognized a loss of approximately $153,000. During March 2007, the joint venture collected approximately $218,000 of the remaining rent balance.  In April 2007, all the remaining amounts previously contributed to the joint venture for the purchase of the equipment were returned to Fund Ten and its affiliate with accrued interest.  Fund Ten’s share of the returned funds was approximately $2,607,500.

•  As of June 30, 2007, Fund Ten sold a majority of its Boeing 767 aircraft rotables and accessories previously leased to Flugfelagid Atlanta hf, doing business as Air Atlanta Icelandic. Fund Ten purchased the equipment in September 2003 for $3,600,000. Fund Ten has received approximately $3,990,000 in combined rental and sales proceeds.

10% Status Report

As of the end of the reporting period, the ZIM Canada, ZIM Korea and ZIM Italia were the only three assets that individually constituted at least 10% of the aggregate purchase price of Fund Ten’s asset portfolio.  Each vessel will remain on bareboat charter during the next year with 23, 23 and 30 monthly payments remaining, respectively, as of June 30, 2007.  At the time Fund Ten acquired these vessels, the vessels were previously commissioned, and to the best of the Manager’s knowledge, each vessel remains seaworthy, in efficient operating condition and good state of repair as required under each charter.

Events Subsequent to June 30, 2007

On July 24, 2007, Fund Ten and an affiliate, formed a joint venture with interests of 51% and 49%, respectively. The joint venture purchased one Aframax 98,507 DWT product tanker - the Mayon Spirit – from an affiliate of Teekay Corporation (“Teekay”). The purchase price for the Mayon Spirit was approximately $40,250,000, comprised of the capital contribution to the joint venture of approximately $15,312,000 and approximately $24,938,000 of non-recourse debt.  Simultaneously with the purchase of the Mayon Spirit, the joint venture chartered the vessel back to Teekay for a term of four years, which commenced on July 24, 2007.

Distribution Analysis

During the reporting period, Fund Ten continued to make monthly distributions at a rate of 8.6% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Fund Ten has made forty-eight monthly distributions to its members.  During the six months ended June 30, 2007, Fund Ten paid cash distributions to its additional members of approximately $6,392,913.  As of June 30, 2007, a $10,000 investment made at the initial closing would have received $3,373 in cumulative distributions representing a return of approximately 33% of such initial investment.

Fund Summary
Offering Period	6/2/2003- 4/5/2005
Size of offering	$150,000,000
Original No. of Investors	4,393
Estimated start of Fund liquidation	4/5/2010

Outlook and Overview

The PW Supermarkets lease is the next lease scheduled to expire, in July 2008.

As of June 30, 2007, Fund Ten had $18,594,398 in cash and cash equivalents on hand.  Substantially all of Fund Ten’s cash flows are derived from income leases.  On a monthly basis, Fund Ten deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to investors.  Fund Ten is a permitted borrower, together with several other funds managed by the Manager, under a revolving credit facility.  Under the terms of the facility, the borrowers may borrow (subject to a borrowing base) an amount up to $17,000,000 on a joint and several basis.  As of June 30, 2007, Fund Ten had not borrowed any amount under the facility and the total amount outstanding under the facility was $6,755,000.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

ASSETS

	June 30,
	2007	December 31,
	(Unaudited)	2006
Cash and cash equivalents	$18,594,398	$5,685,688

Investments in finance leases:
Minimum rents receivable	21,540,184	22,975,426
Estimated unguaranteed residual values	2,207,045	2,160,615
Initial direct costs, net	162,968	182,049
Unearned income	(9,757,373)	(10,899,809)

Net investments in finance leases	14,152,824	14,418,281

Investments in operating leases:
Equipment, at cost	140,224,061	145,214,350
Accumulated depreciation	(51,936,753)	(45,418,818)

Net investments in operating leases	88,287,308	99,795,532

Investments in joint ventures	5,930,903	17,024,799
Investments in unguaranteed residual values	1,718,671	2,409,009
Equipment held for sale or lease, net	535,478	17,500
Interest rate swap contracts	620,013	754,521
Restricted cash	1,464,000	1,464,000
Prepaid service fees, net	154,619	1,024,155
Other assets, net	143,807	2,912,372

Total assets	$131,602,021	$145,505,857

LIABILITIES AND MEMBERS' EQUITY

Liabilities:
Notes payable - non-recourse	$38,117,363	$45,769,691
Accounts payable and other liabilities	372,619	509,945
Deferred rental income	1,108,146	1,355,712
Due to Manager and Affiliates, net	59,375	60,271
Minority interest	3,499,511	4,039,195

Total liabilities	43,157,014	51,734,814

Commitments and Contingencies

Members' equity:
Manager (one share outstanding, $1,000 per share original issue price)	(450,448)	(401,837)
Additional Members (148,603 and 148,730 shares outstanding,
$1,000 per share original issue price)	85,660,348	90,581,159
Accumulated other comprehensive income	3,235,107	3,591,721

Total members' equity	88,445,007	93,771,043

Total liabilities and members' equity	$131,602,021	$145,505,857

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Rental income	$7,109,323	$6,850,602	$14,547,609	$13,402,503
Finance income	676,194	-	1,358,145	-
Income from investments in joint ventures	150,914	425,955	376,791	702,185
Net gain on sales of equipment	32,814	(6,422)	150,879	(3,696)
Net gain on foreign currency transactions	325,267	-	328,228	26,713
Interest and other income	67,422	155,197	154,148	315,808

Total revenue	8,361,934	7,425,332	16,915,800	14,443,513

Expenses:
Depreciation and amortization	5,592,407	6,294,050	11,962,850	12,596,836
Interest	529,139	730,235	1,114,918	1,564,437
Management fees - Manager	463,904	449,573	1,052,264	897,410
Administrative expense reimbursements - Manager	180,746	217,430	391,283	504,761
General and administrative	182,507	105,242	640,984	280,078
Minority interest	93,023	10,542	157,026	21,636

Total expenses	7,041,726	7,807,072	15,319,325	15,865,158

Net income (loss)	$1,320,208	$(381,740)	$1,596,475	$(1,421,645)

Net income (loss) allocable to:
Additional Members	$1,307,006	$(377,923)	$1,580,510	$(1,407,429)
Manager	13,202	(3,817)	15,965	(14,216)

	$1,320,208	$(381,740)	$1,596,475	$(1,421,645)

Weighted average number of additional
member shares outstanding	148,640	148,916	148,662	149,019

Net income (loss) per weighted average
additional member share	$8.79	$(2.54)	$10.63	$(9.44)

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity
For the Year Ended December 31, 2006 and for the Three and Six Months Ended June 30, 2007
(Unaudited)

				Accumulated
				Other	Total
	Additional	Additional	Managing	Comprehensive	Members'
	Member Shares	Members	Member	Income (Loss)	Equity
Balance, January 1, 2006	149,174	105,724,368	(252,770)	(22,194)	105,449,404

Additional member shares redeemed	(444)	(385,563)	-	-	(385,563)
Cash distributions to members	-	(12,805,418)	(129,348)	-	(12,934,766)
Change in valuation of interest rate
swap contracts	-	-	-	(243,456)	(243,456)
Change in valuation of warrants held
by a joint venture	-	-	-	538,072	538,072
Foreign currency translation adjustment	-	-	-	3,319,299	3,319,299
Net loss	-	(1,952,228)	(19,719)	-	(1,971,947)

Balance, December 31, 2006	148,730	90,581,159	(401,837)	3,591,721	93,771,043

Additional member shares redeemed	(71)	(59,612)	-	-	(59,612)
Cash distributions to members	-	(3,196,955)	(32,292)	-	(3,229,247)
Change in valuation of interest rate
swap contracts	-	-	-	(164,805)	(164,805)
Change in valuation of warrants held
by a joint venture	-	-	-	(473,681)	(473,681)
Foreign currency translation adjustment	-	-	-	146,150	146,150
Net income	-	273,504	2,763	-	276,267

Balance, March 31, 2007	148,659	87,598,096	(431,366)	3,099,385	90,266,115

Additional member shares redeemed	(56)	(48,797)	-	-	(48,797)
Cash distributions to members	-	(3,195,957)	(32,284)	-	(3,228,241)
Change in valuation of interest rate
swap contracts	-	-	-	30,297	30,297
Change in valuation of warrants held
by a joint venture	-	-	-	(16,242)	(16,242)
Foreign currency translation adjustment	-	-	-	121,667	121,667
Net income	-	1,307,006	13,202	-	1,320,208

Balance, June 30, 2007	148,603	85,660,348	(450,448)	3,235,107	88,445,007

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30,
(Unaudited)

	2007	2006
Cash flows from operating activities:
Net income (loss)	$1,596,475	$(1,421,645)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(8,784,000)	(8,784,000)
Finance income	(1,358,145)	-
Income from investments in joint ventures	(376,791)	(702,185)
Net gain on sales of equipment	(150,879)	3,696
Depreciation and amortization	11,962,850	12,596,836
Interest expense on non-recourse financing paid directly
to lenders by lessees	1,114,918	1,529,937
Minority interest	157,026	21,636
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	1,903,147	-
Due to Manager and affiliates, net	(9,710)	(6,668)
Other assets	2,643,362	(809,739)
Accounts payable and other liabilities	(233,501)	(925,244)
Deferred rental income	(247,566)	164,007

Net cash provided by operating activities	8,217,186	1,666,631

Cash flows from investing activities:
Investments in operating leases, net of security deposit assumed	-	(3,072,034)
Proceeds from sales of equipment and unguaranteed residual values	767,132	2,405,854
Distributions received from joint ventures	11,186,287	772,187
Restricted cash provided	-	733,792

Net cash provided by investing activities	11,953,419	839,799

Cash flows from financing activities:
Cash distributions to members	(6,457,488)	(6,472,432)
Distributions to minority interest holders in joint ventures	(696,710)	(240,222)
Additional member shares redeemed	(108,409)	(262,175)

Net cash used in financing activities	(7,262,607)	(6,974,829)

Effects of exchange rates on cash and cash equivalents	712	(95,607)

Net increase (decrease) in cash and cash equivalents	12,908,710	(4,564,006)
Cash and cash equivalents, beginning of the period	5,685,688	24,242,517

Cash and cash equivalents, end of the period	$18,594,398	$19,678,511

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse notes payable
directly to lenders by lessees	8,784,000	8,784,000
Transfer of investments in lease assets to equipment held for
sale or lease, net	517,978	-
Transfer from restricted cash to investments in operating leases	-	1,599,797
Accrued legal fees for an investment in joint ventures	112,292	-
Transfer from investments in unguaranteed residual values to
investments in operating leases	326,402	100,433

Transactions with Related Parties

The Manager performs certain services relating to the management of Fund Ten’s equipment leasing activities. Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaison with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by the Manager that are necessary to Fund Ten’s operations.  These costs include the Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to Fund Ten based upon the percentage of time such personnel dedicate to Fund Ten.  Excluded are salary and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager.

The Manager also has a 1% interest in Fund Ten’s profits, losses and distributions. Fund Ten paid distributions to the Manager of approximately $65,000 for the six months ended June 30, 2007. The Manager’s interest in Fund Ten’s net income (loss) for the three months ended June 30, 2007 and 2006 was $13,302 and $(3,817), respectively.  The Manager’s interest in Fund Ten’s net income (loss) for the six months ended June 30, 2007 and 2006 was $15,965 and $(14,216), respectively.

Fees and other expenses paid or accrued by Fund Ten to the Manager or its affiliates for the three and six month periods ended June 30, 2007 and 2006, were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Management fees (1)	$463,904	$449,573	$1,052,264	$897,410
Administrative expense reimbursements (1)	180,746	217,430	391,283	504,761

	$644,650	$667,003	$1,443,547	$1,402,171

(1) Charged directly to operations.

*Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in Fund Ten is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., Manager

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Ten’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available on your request.